EXHIBIT 99.1

                                                 FINOVA
                                                 FINANCIAL INNOVATORS

                                                 THE FINOVA GROUP INC.
                                                 4800 N. SCOTTSDALE ROAD
                                                 SCOTTSDALE, AZ  85251-7623
                                                 TEL  480-636-4800/800 7FINOVA
                                                 INTERNET  www.finova.com
NEWS RELEASE

CONTACT AT FINOVA:
Stuart Tashlik
480/636-5355


          FINOVA EMERGES FROM CHAPTER 11 WITH FUNDING OF BERKADIA LOAN


SCOTTSDALE, ARIZ., AUGUST 21, 2001 - The FINOVA Group Inc. (NYSE: FNV) announced its emergence from Chapter 11 reorganization proceedings today upon effectiveness of its Plan of Reorganization (the "Plan"). Pursuant to the Plan, FINOVA Capital borrowed $5.6 billion from Berkadia LLC, an entity jointly owned by Berkshire Hathaway Inc. and Leucadia National Corporation. FINOVA Capital elected to borrow less than the full $6 billion Berkadia commitment because $5.6 billion and cash on hand was sufficient to fund the Plan.

Beginning August 22, the Berkadia loan proceeds, together with cash on hand, will be used to pay holders of allowed general unsecured claims of FINOVA Capital 70% of the principal amount of those claims, plus 100% of allowed pre-petition and post-petition interest. On the same day, FINOVA will begin issuing its 7.5% New Senior Notes for the remaining 30% of principal amount of those claims. Holders of FINOVA's Convertible Trust Originated Preferred Securities and of other allowed claims against other FINOVA entities will be treated in accordance with the Plan. As part of the Plan, Berkadia has received, through the issuance of new common shares, a 50% ownership interest in FINOVA.

As described in FINOVA's disclosure statement with respect to the Plan dated June 13, 2001, FINOVA does not contemplate any new business activities with new customers. The main objective of FINOVA's business plan is to maximize the value of its portfolio through orderly liquidation over time.


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Effective immediately, FINOVA's new board of directors is comprised of Ian M.
Cumming, Joseph S. Steinberg, Lawrence S. Hershfield, R. Gregory Morgan, G. Robert Durham, Kenneth R. Smith and Thomas F. Boland. Messrs. Cumming, Steinberg and Hershfield are affiliated with Leucadia National Corporation. Mr. Cumming is Chairman of the Board of FINOVA, Mr. Steinberg is President of FINOVA and Mr. Hershfield is Chief Executive Officer of FINOVA. Mr. Morgan is a partner in Munger, Tolles & Olson, LLP, counsel to Berkshire Hathaway Inc. Messrs. Durham and Smith have served on FINOVA's board since 1992. Mr. Boland is a former senior officer of Citigroup, Inc. and was designated by FINOVA's Creditors Committee.

William J. Hallinan, FINOVA's Chief Executive Officer since March 2001, will serve as Executive Vice President, General Counsel and Secretary.

The FINOVA Group Inc., through its principal operating subsidiary, FINOVA Capital Corporation, is a financial services company. FINOVA is headquartered in Scottsdale, Arizona. For more information, visit the company's website at www.finova.com.

This news release contains forward-looking statements such as predictions or forecasts. FINOVA assumes no obligation to update those statements to reflect actual results, changes in assumptions and other factors. The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. Those factors include FINOVA's ability to implement its business strategy and meet existing and future debt obligations; market conditions; litigation related to charges to earnings; the ability to attract and retain key personnel and customers; conditions that adversely impact FINOVA's borrowers and their ability to meet their obligations to FINOVA; actual results in connection with continuing or discontinued operations; the adequacy of FINOVA's loan loss reserves and other risks detailed in FINOVA's SEC reports, including pages 14 and 15 of FINOVA's 10-K/A for 2000.

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